Corcept Therapeutics Announces First Quarter 2015 Results and Provides Corporate Update

MENLO PARK, CA -- (Marketwired - May 07, 2015) - Corcept Therapeutics Incorporated (NASDAQ: CORT)

  Per-share net loss in first quarter narrows to $0.05, from $0.14 in the same period last year
  First quarter revenue is $10.1 million, compared to $4.4 million in the first quarter 2014, a 129 percent increase
  $17.2 million generated from exercise of warrants
  Patient dosing underway in efficacy portion of Phase 1/2 trial of Korlym® to treat triple-negative breast cancer (TNBC); results expected by the end of 2015
  Next-generation selective GR antagonist CORT125134 is well-tolerated and functionally active in Phase 1 and is expected to enter Phase 2 in Cushing's syndrome and oncology in early 2016
  Company exclusively licenses intellectual property from the University of Chicago covering the use of glucocorticoid receptor (GR) antagonists to treat castration-resistant prostate cancer

Corcept Therapeutics Incorporated (NASDAQ: CORT), a pharmaceutical company engaged in the discovery, development and commercialization of drugs for the treatment of severe metabolic, oncologic and psychiatric disorders, today reported its financial results for the quarter ended March 31, 2015 and provided a corporate update.

Corcept recorded net revenue of $10.1 million in the first quarter of 2015, compared to $4.4 million for the same period in 2014, an increase of 129 percent. The company reaffirms its 2015 revenue guidance of $47-53 million.

Corcept reported a net loss of $4.8 million for the first quarter of 2015, compared to a net loss of $13.9 million for the same period in 2014. As of March 31, 2015, the company held cash and cash equivalents of $38.0 million. Based on its current plans, the company expects to reach cash-flow breakeven without needing to raise additional funds.

"Each quarter more physicians prescribe Korlym for more patients with Cushing's syndrome," said Joseph K. Belanoff, M.D., Corcept's Chief Executive Officer, "and we're confident that growth will continue. We have recently taken steps, including increasing the size of our sales force, that will allow us to meet our revenue goals in 2015 and beyond."

Oncology Program Developments

Corcept has begun dosing patients in the efficacy portion of its Phase 1/2 trial of Korlym in combination with eribulin (Halaven®) for the treatment of GR-positive TNBC, with efficacy results expected by the end of 2015. If the trial's outcome is positive, the company plans to begin a Phase 3 study in early 2016.

Corcept added to its oncology assets by exclusively licensing from the University of Chicago patent rights covering the use of GR antagonists in combination with androgen-deprivation therapy to treat castration-resistant prostate cancer. In vitro and in vivo testing of this therapeutic combination has yielded promising results and researchers at the University of Chicago are conducting a 108 patient Phase 1/2 study using Korlym and enzalutamide (Xtandi®) to treat the disease.

"Our new license from the University of Chicago is another example of how we are broadening the scope of our oncology program," said Dr. Belanoff. "Castration-resistant prostate cancer is a disease with a poor prognosis that afflicts more than 50,000 patients in the United States. A more effective therapy is greatly needed. We're excited that Korlym, or one of our next-generation compounds, may help these patients."

Advancement of Next-Generation Selective GR Antagonists

CORT125134, the lead compound in Corcept's portfolio of next-generation selective GR antagonists, is expected to advance to Phase 2 in the first quarter of 2016 as a potential treatment for Cushing's syndrome and an oncology indication. Phase 1 results showed that the compound is well-tolerated and shares Korlym's ability to potently reverse the effect of excess cortisol activity, a quality that makes it a good candidate for treating metabolic disorders such as Cushing's syndrome.

"We look forward to advancing CORT125134 as a candidate for treating metabolic and oncologic diseases," said Dr. Belanoff. "We have also begun to advance other selective GR antagonists, including CORT118335, which has shown great promise in animal models of metabolic disorders, including non-alcoholic fatty liver disease."

Financial Discussion

Corcept recorded a net loss of $4.8 million in the first quarter of 2015, compared to $13.9 million in the first quarter of 2014. These losses included non-cash expenses of $2.2 million in the first quarter of 2015 and $2.4 million for the first quarter of 2014. Without these non-cash expenses, the company's net loss on a non-GAAP basis was $2.7 million in the first quarter of 2015 and $11.5 million in the first quarter of 2014. A reconciliation of GAAP net loss to non-GAAP net loss is set forth below.

Corcept's cash balance as of March 31, 2015 was $38.0 million, compared to $24.2 million on December 31, 2014. The company generated gross proceeds of $17.2 million in the quarter from the exercise of warrants.

Operating expenses for the first quarter were $14.1 million, compared to $17.3 million for the first quarter of 2014.

  Selling, general and administrative expenses in the first quarter of 2015 were $9.5 million, compared to $9.8 million for the comparable period in 2014. The decrease in 2015 expenses was due to reduced compensation expense.
  Research and development expenses in the first quarter of 2015 were $4.4 million, compared to $7.3 million for the comparable period in 2014. The decrease was primarily due to discontinuation of our Phase 3 study in psychotic depression, offset by increases related to the Phase 1/2 study of Korlym for the treatment of GR-positive TNBC and more extensive development of our next-generation compounds, including our Phase 1 study of CORT125134.
  Non-cash operating expenses included stock-based compensation of $1.4 million in the first quarter of both 2015 and 2014.

Net loss included accreted interest expense for the company's capped royalty financing obligation of $800,000 for the first quarter of 2015 and $1.1 million for the first quarter of 2014.

About Korlym

Korlym competitively blocks the GR, one of the two receptors to which cortisol normally binds, thereby modulating the effects of excess cortisol in patients with Cushing's syndrome. Since 2012, Corcept has made Korlym available as a once-daily oral treatment of hyperglycemia secondary to endogenous Cushing's syndrome in adult patients with glucose intolerance or diabetes mellitus type 2 who have failed surgery or are not candidates for surgery. Korlym was the first FDA-approved treatment for that illness and the FDA has designated it as an Orphan Drug for that indication.

About Cushing's Syndrome

Endogenous Cushing's syndrome is caused by prolonged exposure of the body's tissues to high levels of the hormone cortisol and is generated by tumors that produce cortisol or ACTH. Cushing's syndrome is an orphan indication that most commonly affects adults aged 20-50. An estimated 10-15 of every one million people are newly diagnosed with this syndrome each year, resulting in over 3,000 new patients annually in the United States. An estimated 20,000 patients in the United States have Cushing's syndrome, half of whom are cured by surgery. Symptoms vary, but most people have one or more of the following manifestations: high blood sugar, diabetes, high blood pressure, upper body obesity, rounded face, increased fat around the neck, thinning arms and legs, severe fatigue and weak muscles. Irritability, anxiety, cognitive disturbances and depression are also common. Cushing's syndrome can affect every organ system in the body and can be lethal if not treated effectively.

About Triple-Negative Breast Cancer

Triple-negative breast cancer is a form of the disease in which the three receptors that fuel most breast cancer growth -- estrogen, progesterone and the HER-2 -- are not present. Because the tumor cells lack these receptors, treatments that target estrogen, progesterone and HER-2 are ineffective. Approximately 40,000 women are diagnosed with triple-negative breast cancer each year. It is estimated that substantially more than half of these women's tumor cells express GR. There is no FDA-approved treatment and neither a targeted treatment nor an approved standard chemotherapy regimen for relapsed triple-negative breast cancer patients exists.

About CORT125134

CORT125134 is one of Corcept's next-generation selective GR antagonists. It is a potent, competitive antagonist of GR, but does not have affinity for the progesterone, estrogen, androgen or mineralocorticoid receptors. The company has completed a Phase 1 study of the safety and tolerability of CORT125134 and plans to begin Phase 2 studies of the compound as a treatment for Cushing's syndrome and an oncology indication early in 2016.

About Corcept Therapeutics Incorporated

Corcept is a pharmaceutical company engaged in the discovery, development and commercialization of drugs for the treatment of severe metabolic, oncologic and psychiatric disorders. Korlym, a first generation competitive GR antagonist, is the company's first FDA-approved medication. The company is conducting a Phase 1/2 trial of mifepristone for the treatment of triple-negative breast cancer and is planning Phase 2 studies of CORT125134, one of its next-generation selective GR antagonists, for the treatment of Cushing's syndrome and an oncology indication. The company has developed a proprietary portfolio of other selective GR antagonists that competitively block the effects of cortisol but not progesterone. It owns or has exclusively licensed extensive intellectual property covering the use of GR antagonists, including mifepristone, in the treatment of a wide variety of metabolic, oncologic and psychiatric disorders. It also holds composition of matter patents for its selective GR antagonists.

Non-GAAP Measures of Net Loss

To supplement Corcept's financial results presented on a GAAP basis, we use non-GAAP measures of net loss and net loss per share that exclude non-cash expenses related to stock-based compensation expense and the accretion of interest expense under our capped royalty financing transaction. We believe that these non-GAAP measures help investors better evaluate the company's past financial performance and potential future results. Non-GAAP measures should not be considered in isolation or as a substitute for comparable GAAP accounting and investors should read them in conjunction with the company's financial statements prepared in accordance with GAAP. The non-GAAP measures of net loss and net loss per share we use may be different from, and not directly comparable to, similarly titled measures used by other companies.

Forward-Looking Statements

Statements made in this press release, other than statements of historical fact, are forward-looking statements. These forward-looking statements are subject to known and unknown risks and uncertainties that might cause actual results to differ materially from those expressed or implied by such statements. Forward-looking statements include statements regarding anticipated net revenues, the timing of clinical trials and clinical trial results, the pace of Korlym's acceptance by physicians and patients, the pace of enrollment in or the outcome of the company's Phase 1/2 study of Korlym in the treatment of triple-negative breast cancer or the University of Chicago's study of Korlym to treat castration-resistant prostate cancer, the advancement of CORT125134 to Phase 2 testing, the effects of rapid technological change and competition, the protections afforded by Korlym's Orphan Drug designation or by Corcept's other intellectual property rights, or the cost, pace and success of Corcept's other product development efforts, including the pre-clinical development of CORT118335. These and other risks are set forth in the company's SEC filings, which are available at the company's website (www.corcept.com) or from the SEC's website (www.sec.gov). Corcept disclaims any intention or duty to update any forward-looking statement made in this press release.

Halaven® is a registered trademark used by Eisai Inc. under license from Eisai R&D Management Co., Ltd.; Xtandi® is a registered trademark of Astellas Pharma Inc.

                     CORCEPT THERAPEUTICS INCORPORATED
                          CONDENSED BALANCE SHEETS
                               (in thousands)

                                                    March 31,  December 31,
                                                      2015         2014
                                                  ------------ ------------
                                                   (Unaudited)    (Note)

ASSETS:
  Cash and cash equivalents                       $     37,953 $     24,248
  Trade receivables                                      4,301        3,334
  Inventory                                              5,040        5,297
  Other assets                                             930        1,751
                                                  ------------ ------------
    Total assets                                  $     48,224 $     34,630
                                                  ============ ============

LIABILITIES AND STOCKHOLDERS' EQUITY:
  Accounts payable                                $      1,036 $      1,886
  Long-term obligation                                  32,784       33,887
  Other liabilities                                      3,832        2,245
  Stockholders' equity (deficit)                        10,572       (3,388)
                                                  ------------ ------------
    Total liabilities and stockholders' equity    $     48,224 $     34,630
                                                  ============ ============

       Note: Derived from audited financial statements at that date.

                     CORCEPT THERAPEUTICS INCORPORATED
                     CONDENSED STATEMENTS OF OPERATIONS
                  (in thousands, except per share amounts)

                                (Unaudited)

                                                      Three Months Ended
                                                           March 31,
                                                   ------------------------

                                                       2015         2014
                                                   -----------  -----------

Revenues:
  Product revenue, net                             $    10,102  $     4,405

Operating expenses:
  Cost of sales                                            302          174
  Research and development                               4,377        7,285
  Selling, general and administrative                    9,453        9,805
                                                   -----------  -----------
    Total operating expenses                            14,132       17,264
                                                   -----------  -----------
Loss from operations                                    (4,030)     (12,859)

Interest and other expense                                (800)      (1,071)
                                                   -----------  -----------
  Net loss                                         $    (4,830) $   (13,930)
                                                   ===========  ===========

Basic and diluted net loss per share               $     (0.05) $     (0.14)
                                                   ===========  ===========

Shares used in computing basic and diluted net
 loss per share                                        101,905      100,521
                                                   ===========  ===========

                     CORCEPT THERAPEUTICS INCORPORATED
                RECONCILIATION OF GAAP TO NON-GAAP NET LOSS
                  (in thousands, except per share amounts)

                                (Unaudited)

                                                      Three Months Ended
                                                           March 31,
                                                   ------------------------

                                                       2015         2014
                                                   -----------  -----------

GAAP net loss                                      $    (4,830) $   (13,930)

Non-cash expenses:
  Stock-based compensation
    Research and development                               205          162
    Selling, general and administrative                  1,204        1,216
                                                   -----------  -----------
      Total stock-based compensation                     1,409        1,378
                                                   -----------  -----------
  Accretion of interest expense related to long-
   term obligation                                         762        1,044
                                                   -----------  -----------
Non-GAAP net loss, as adjusted for non-cash
 expenses                                          $    (2,659) $   (11,508)
                                                   ===========  ===========

GAAP basic and diluted net loss per share          $     (0.05) $     (0.14)
                                                   ===========  ===========

Non-GAAP basic and diluted net loss per share, as
 adjusted for non-cash expenses                    $     (0.03) $     (0.11)
                                                   ===========  ===========

Shares used in computing basic and diluted net
 loss per share                                        101,905      100,521
                                                   ===========  ===========

CONTACT:
Charles Robb
Chief Financial Officer
Corcept Therapeutics
650-688-8783
crobb@corcept.com
www.corcept.com